EQUIPMENT LEASE SCHEDULE NO. 001
(TRAC)
To Master Lease Agreement No. 17348L (the "Master Agreement")

LESSEE: NextNRG, Inc.
407 Lincoln Road, Suite 9F, Miami Beach, FL 33139

Dated as of: May 29, 2025

This is a Schedule (the "**Schedule**") to the Master Lease Agreement dated as of May 29, 2025, which, together with the terms and conditions of the Master Agreement between the Lessee and EQUIFY FINANCIAL, LLC ("**Lessor**"), as incorporated herein, creates a "**Lease**" as defined by the Master Agreement. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the Equipment upon the terms and conditions of this Lease. All capitalized terms not herein defined shall have the meaning set forth in the Master Agreement and all terms and conditions of the Master Agreement are incorporated herein and shall remain in full force and effect except to the extent modified by this Schedule. Such modifications apply only for the Lease created hereby. If any provision in this Schedule conflicts with a provision in the Master Agreement, the provision in this Schedule shall control. Lessee hereby reaffirms on and as of the date hereof all terms, covenants representations and warranties contained in the Master Agreement and represents and warrants that it is not in default under any Lease.

SUMMARY OF PAYMENT TERMS		
Initial Lease Term : 36	Total Equipment Cost: $899,640.00	
	Initial Tax Payment: $ 0.00	
Monthly Rent Payments: One (1) Installment in the amount of $27,790.00 due on May 29, 2025; followed by, Thirty-Five (35) installments, each in the amount of $27,790.00 beginning on August 01, 2025.	Administration Fee: $25,000.00 TRAC Amount: $179,928.00	
	Commencement Date: May 29, 2025	

1. EQUIPMENT. Lessee hereby directs Lessor, to purchase the following described Equipment from the Supplier. See Exhibit A

2. LOCATION OF EQUIPMENT. The equipment location shall be: 407 Lincoln Road, Suite 9F, Miami Beach, FL 33139. The address of the Equipment Location is a bona fide business address, located at the the address above. Provided that any motor vehicle or item of mobile equipment shall be permanently based and garaged at such location and may be moved within the contintential United States so long as it regularly returns to such location for seven (7) days per month, unless otherwise agreed by Lessor in writing.

3. RENT; ADVANCE PAYMENT; SECURITY DEPOSIT. Monthly Rent Payments for the Equipment are in the amount stated above (plus Taxes).

4. LESSEE'S OBLIGATIONS UNCONDITIONAL. ONCE LESSEE EXECUTES THIS SCHEDULE AND LESSOR ACCEPTS IT, THIS SCHEDULE WILL BE NON-CANCELLABLE FOR THE FULL TERM AND LESSEE'S OBLIGATION TO REMIT PAYMENTS TO LESSOR HEREUNDER WILL BE ABSOLUTE, UNCONDITIONAL AND NON-CANCELLABLE, AND WILL BE COMPLETELY INDEPENDENT OF ANY DEFECT OR DAMAGE TO THE EQUIPMENT OR LOSS OF POSSESSION OR USE OF THE EQUIPMENT OR ANY FAILURE ON THE PART OF ANY PARTY TO PERFORM ANY MAINTENANCE OR SERVICES RELATED TO THE EQUIPMENT OR

MAKE ANY PAYMENTS RELATED THERETO, AND WILL NOT BE SUBJECT TO ANY SET-OFFS, ABATEMENTS, SUSPENSIONS, DEFERMENTS, REDUCTIONS, CLAIMS, COUNTERCLAIMS OR DEFENSES OF ANY NATURE WHATSOEVER.

5. TERMINAL RENTAL ADJUSTMENT CLAUSE.

(a) **Purchase Option.** So long as Lessee is not in default or suffered an event that with notice or lapse of time could constitute an Event of Default under the Lease and the Lease has not been previously terminated or cancelled, Lessee may purchase all (but not less than all) of Lessor's rights, title and interests with respect to the Equipment upon expiration of the Initial Lease Term upon not more than one hundred twenty (120) calendar days nor less than ninety (90) calendar days prior written notice to Lessor for a purchase price equal to: (a) the TRAC Amount set forth above; plus (b) applicable sales taxes and other amounts due or payable with respect to such sale; plus (c) any and all other amounts due under the Lease. Lessor and Lessee each agree that the TRAC Amount is the parties' true estimate of the fair market value of the Equipment at the end of the Initial Lease Term. If Lessee purchases the Equipment, Lessee promises to pay the TRAC Amount and other amounts payable pursuant to this Section 5(a) to Lessor on the last day of the Initial Lease Term.

(b) **Rent Adjustment.** If Lessee does not elect to purchase the Equipment as set forth in Section 5(a) of this Schedule, Lessee shall return all Equipment to Lessor at the end of the Initial Lease Term in accordance with the terms of the Lease and Lessor shall sell the Equipment. If the Realized Value (as hereinafter defined) exceeds the TRAC Amount, Lessor will retain any such excess. If the Realized Value is less than the TRAC Amount, Lessee shall pay any such deficiency to Lessor as a rental adjustment. As used herein, the "Realized Value" shall mean an amount equal to: (a) the after-tax amount received by Lessor in immediately available funds from the purchaser; minus (b) any amounts remaining due under the Lease, minus (c) all costs of sale or disposition, including without limitation all sales and other taxes and all marketing, brokerage, repair, refurbishment, advertising costs and all other commissions or expenses. Lessee agrees to cooperate in any such sale of the Equipment and hereby grants to Lessor, its agents or employees, the right to enter Lessee's premises for the purpose of selling or otherwise disposing of the Equipment. In the event Lessor is unable to sell the Equipment within thirty (30) days of the end of the Lease, on request of Lessor, Lessee shall remit to Lessor the TRAC Amount plus all other amounts set forth in Section 5(a) hereof that would be payable on execution of a purchase option. On receipt of such payment, Lessor shall convey all of Lessor's rights, title and interests with respect to the Equipment to Lessee as provided herein. Lessor shall have no obligations under this paragraph if Lessee is in default under the Lease and any amount due from Lessee on default shall be determined in accordance with the Lease and Lessor's recovery shall include the TRAC Amount as its estimated residual interest in the Equipment.

(c) **Final Sale; Lessee Default.** In any sale or conveyance hereunder to Lessee or any other party, Lessor shall convey title to the Equipment "AS-IS, WHERE IS", WITH ALL FAULTS, WITHOUT RECOURSE TO LESSOR AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER BY LESSOR, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE. It shall be an Event of Default under the Lease if: (a) Lessee fails to pay Lessor the TRAC Amount and other amounts payable after electing to purchase the Equipment in accordance with Section 5(a) of this Schedule; (b) Lessee fails to return the Equipment if required pursuant to Section 5(b) of this Schedule;

or (c) Lessor does not receive any amounts owed by Lessee pursuant to Section 5(b) of this Schedule within three (3) days of the date requested by Lessor.

(d) **Lessee Representations**. Lessee represents and warrants to Lessor that: (a) each item of Equipment leased pursuant to the Lease is a "motor vehicle" as such term is used in Internal Revenue Code Section 7701(h); (b) this Schedule is a "terminal rental adjustment clause" as such term is used in Code Section 7701(h); and (c) the Lease and this Schedule constitute a "qualified motor vehicle operating agreement" as such term is used in said Section 7701(h).

6. INCOME TAX BENEFIT INDEMNITY. Unless otherwise specified in the applicable Schedule, Lessor has assumed in structuring the Lease that Lessor will be entitled to all state, federal and other income tax deductions and credits generally available to owners of property similar to the Equipment (collectively, "**Tax Benefits**"), in each case using such methods or elections which Lessor, in its sole discretion, may elect to use under applicable law and regulations (including accelerated cost recovery deductions and/or accelerated depreciation deductions). If, under any circumstances or for any reason whatsoever, other than as expressly set forth in this Section 6, Lessor shall lose or shall not be entitled to all or any portion of such deductions or credits (a "**Tax Loss**"), then Lessee shall pay to Lessor, on written demand, an amount which, in Lessor's reasonable opinion, causes Lessor's after-tax economic yields and cash flows to be the same as if such Tax Loss had not occurred. A Tax Loss shall be conclusively presumed to have occurred if Lessor's tax counsel determines that Lessor is not entitled to claim all or any portion of the Tax Benefits on a federal, state or other tax return or filing. Lessee further agrees that if there is any change after the date of a Lease in any applicable law or regulations, which change will reduce Lessor's economic yields and cash flows, the Rent shall be increased by an amount, which, in Lessor's reasonable opinion, will maintain such economic yields and cash flows. Notwithstanding anything to the contrary in this Section 6, Lessee shall not be required to pay Lessor the amount provided for herein if the Tax Loss shall result solely because of the occurrence of any of the following events: (i) Lessor shall fail properly to claim such deduction in its income tax returns for the appropriate year and such failure to claim or to follow such procedure, as the case may be, shall preclude Lessor from claiming such deduction; or (ii) Lessor shall fail to have sufficient income to benefit from the deduction. Lessor agrees to notify Lessee promptly of any claim made by the Internal Revenue Service against Lessor in respect to any Tax Loss that relates to information, which may be particularly within the knowledge of Lessor. Lessor further agrees that, Lessor will contest any Tax Loss, if so requested by Lessee in writing at least thirty (30) working days prior to the last day allowed for filing notice of such contest, provided that Lessee makes adequate provision for Lessor's indemnification and the payment of all Lessor's expenses, including Attorneys' Fees, in connection therewith; and a meritorious basis for such claim exists in the opinion of Lessor's tax counsel. The covenants and indemnities contained in this Lease shall survive the termination of the Master Agreement.

7. ADDITIONAL TERMS. If Lessor has caused a GPS or other tracking device to be installed on any of the Equipment, Lessee will not remove or tamper with such device, nor will Lessee tamper with any odometer or other equipment designed to track use of the Equipment. Without limiting any of Lessee's obligations set forth above, Lessee covenants and agrees that for all Items of Equipment consisting of motor vehicles, trailers, tractor/car carrier and other similar Equipment ("**Vehicles**"): (A) the engine shall be maintained in accordance with manufacturer's recommendations, including overhauling as required, and must be capable of meeting manufacturer's minimum operational specifications while under full load, which capability shall be determined by subjecting such engine to crankcase, manifold pressure and dynamometer tests as well as a road test; (B) the engine shall perform to its rated capacity with no fluid leaks, and measured blow-by must be less than fourteen (14) pounds of pressure; (C) the transmission and rear axle shall meet manufacturer's minimum operational specifications while under full load as determined by standard testing procedures; (D) such Item must be maintained and lubricated in accordance with the maintenance manual and lubrication schedule recommended by the original manufacturer, and written records of the lubrication and maintenance service will be kept, dated and signed by the appropriate officer

or manager of Lessee; (E) the radiator and/or cooling system must be free from leaks and be able to cool the engine within the normal operating temperature range; (F) all batteries shall be sound by industry standards, with no dead cells or cracked cases and must be able to hold a charge at a rated capacity for a reasonable period of time given the nature of the Item; (G) no brakes shall have cracked or damaged drums; (H) all tires shall be of the same type and manufacturer (i.e. matched) and have even tread wear; (I) all doors shall be fully functional with seals and weather-stripping undamaged and interiors must be clean of all refuge, spills or foreign material and free of any environmentally hazardous material; (x) all cross members (if applicable) are straight and all flooring is level and meets "trade condition" for return; (xi) all Vehicles must pass all D.O.T. or other appropriate agency or association inspections and requirements for such Item's operation, and if requested by Lessor, Lessee will provide to Lessor an inspection sticker or certificate verifying compliance; (K) at Lessee's sole cost and expense, Lessee shall obtain all registration plates and other plates, permits, tags, inspections or licenses and similar items used in connection with any Vehicle or related to the operation and use of any Vehicle; and (L) all mechanical and electrical equipment, including radios, heaters, air conditioners and refrigeration units, must be in proper operating condition. Tests to determine compliance with the foregoing standards shall be performed by service centers factory-authorized to service the applicable component.

BY EXECUTION HEREOF, LESSEE ACKNOWLEDGES THAT LESSEE AGREES THAT THE MASTER AGREEMENT, THIS SCHEDULE AND ALL ASSOCIATED ADDENDA, ACCEPTANCE CERTIFICATES AND OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT BETWEEN LESSEE AND LESSOR AND THIS LEASE SUPERSEDES ALL PRIOR AGREEMENTS AND COMMUNICATIONS, WHETHER ORAL OR WRITTEN, BETWEEN LESSEE AND LESSOR REGARDING THE SUBJECT MATTER HEREOF.

IN WITNESS WHEREOF, the parties have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR: **EQUIFY FINANCIAL, LLC**

Signed by:
By: Kent Hammett
28B060CABCCC447...
Name: ____________________
Title: ____________________

LESSEE: **NextNRG, Inc.**

Signed by:
By: Michael D. Farkas
Name: Michael D. Farkas
Title: President

TRAC CERTIFICATE

Pursuant to the requirements of Section 7701(h) of the Internal Revenue Code Lessee hereby certifies under penalty of perjury under the laws of the United States of America that the following is true and correct.

1. Lessee intends that more than 50% of the use of the Equipment is to be in a TRADE OR BUSINESS of the Lessee; and

2. LESSEE ACKNOWLEDGES THAT LESSEE HAS BEEN ADVISED BY LESSOR THAT LESSEE WILL NOT BE TREATED AS THE OWNER OF THE EQUIPMENT FOR FEDERAL INCOME TAX PURPOSES.

Date: May 29, 2025

LESSEE: NextNRG, Inc.

By: Signed by: Michael D. Farkas
Name: Michael D. Farkas
Title: President

EQUIFY

ACCEPTANCE CERTIFICATE

Schedule No. 001
Dated as of May 29, 2025 (the "Lease")
To Master Equipment Lease Agreement No. 17348L
Between NextNRG, Inc. ("Lessee") and
Equify Financial, LLC ("Lessor")

Acting on behalf of Lessee, I acknowledge that I have personally inspected or caused to be inspected to my satisfaction all items of Equipment described in the above Lease and that I am duly authorized on behalf of the Lessee to sign and bind the Lessee to the Lease. Capitalized terms used herein shall have the meanings assigned to them in the Lease, except, as the context shall require.

The Equipment has been received, inspected and installed to Lessee's satisfaction and is complete, operational and in good condition and working order and satisfactory in all respects and conforms to all specifications in the related supply contract and all of the requirements in the Lease and the applicable supply contract or other Lease with the Supplier.

Lessee hereby unconditionally and irrevocably accepts the Equipment for all purposes of the Lease and acknowledges that the Lease commences on the Date of Acceptance stated below. Lessee further acknowledges that this Lease is NON-CANCELLABLE, ABSOLUTE AND IRREVOCABLE. Lessee hereby authorizes Lessor to purchase or advance funds to purchase the Equipment in reliance on this Acceptance Certificate. Lessee certifies that no Event of Default or event that with notice of lapse of time would become an Event of Default currently exists and reaffirms all of its representations and warranties in the Lease are true and correct as of the date hereof.

LESSEE: NextNRG, Inc.
By: Michael D. Farkas
Printed Name: Michael D. Farkas
Title: President
Date of Acceptance
(Commencement Date): May 29, 2025